e-Net Financial Corporation

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of e-Net Financial Corporation ("e-Net" or the "Company") for use at the 1999 Annual Meeting of Stockholders ("Annual Meeting") to be held Thursday, December 16, 1999, at 2:30 p.m., local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Corporate Offices located at 1061 E. Flamingo Rd., Suite 3, Las Vegas, Nevada. The Company's principal executive offices are located at 2102 Business Center Dr., Suite 115E Irvine, California 92612 and its main telephone number is (949) 253-4633. These proxy solicitation materials were mailed on or about November 26, 1999, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Outstanding Shares

     Stockholders of record at the close of business on November 15, 1999 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 4,500,000 shares of the Company's $0.001 par value Common Stock ("Common Stock"), were outstanding. The closing price on OTB-BB for the Common Stock on the Record Date, as reported by Yahoo on the Internet, was $1.125 per share. The Company was aware of the following beneficial owners of more than 5% of its Common Stock as of the Record Date:

                                              Number of            Percentage
Name and Address                               Shares              of Class(2)
----------------                               ------              -----------

H-Group LLC (1)                               2,000,000                44.4%
      3601 Empire Avenue
      Burbank, CA 91505

Michael Roth (1)                              2,000,000             44.4%(1)
      2102 Business Center Dr.,
      Suite 115E
      Irvine, CA  92612

E. G. Marchi                                    402,500                 8.9%
      2102 Business Center Dr.,
      Suite 115E
      Irvine, CA  92612

Jim Thuney                                      600,000                13.3%
      11017 NE Sherwood Dr
      Vancouver, WA 98636
--------------------------------------------------------------------------------


(1) Michael Roth is the beneficial owner of 100% of the stock of H-Group LLC.
(2) Based upon 4,500,000 shares outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company before the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Voting and Solicitation

     On all matters other than the election of directors, each share has one vote.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than September 15, 2000, in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.





                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

General

     A board of three directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below, who are currently directors of the Company. In the event that any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting (neither of which events is expected), the proxies will be voted for such nominees as shall be designated by the current Board of Directors to fill the vacancy.

Vote Required

     A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the Record Date must be present or represented by proxy for the transaction of business at the Annual Meeting. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors, if they receive a majority of the votes cast. Votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but have no other effect under Nevada law in the election of directors.

     The term of the persons elected as directors will continue until the next Annual Meeting or until their successors have been elected and qualified.

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


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"  THE NOMINEES LISTED BELOW.

Nominees

     The names of the nominees, and their current positions with the Company are set forth below.


Name of Nominee            Principal Position                 Director Since
---------------            ------------------                 --------------

Michael Roth               President and Director                  1999
Theodore Bohrer            Vice President and Director             1999
Jean Oliver                Secretary/Treasurer and Director        1999

There is no family relationship between any director and any executive officer of the Company.

Board Meetings and Committees

     The Board of Directors held nineteen meetings during the 12 month period ended November 15, 1999 and also conducted business by written consent. The Board of Directors has no committees.

Director Compensation

     The Company, at the present time, pays no fee (other than ordinary payroll to Directors who are also employees of the Company) to Directors.






                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of the Record Date, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group.

                                            Number of
                                             Shares             Approximate
                                          Beneficially           Percentage
Name                                          Owned                Owned
----                                          -----                -----

H-Group LLC                                 2,000,000             44.4%(1)
Michael Roth                                2,000,000             44.4%(1)
E. G. Marchi                                  402,500              8.9%

--------------------------------------------------------------------------------

(1)  Michael Roth is the beneficial owner of H-Group LLC



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


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows, as to the President, each of the other two executive officers, and the President of City Pacific International USA Inc., a wholly owned subsidiary ("CPI"), during the last fiscal year, information concerning all compensation paid for services to the Company in all capacities during the last fiscal year.


                                SUMMARY COMPENSATION TABLE

                                           Annual Compensation        Compensation Awards
                                           -------------------        -------------------

                                                                      Employment Agreement
Name and Principal Position                    Salary($)(1)      Signing Bonus (Options @ $1.50)
---------------------------                    ------------      -------------------------------

Michael Roth, President                           $13,500                  100,000
E. G. Marchi, President CPI (a subsidiary)        $13,500                  100,000
Theodore Bohrer, Vice President                   $13,500                   75,000
Jean Oliver, Secretary/Treasurer                   $5,500                   50,000

----------

(1)  This represents salary accrued from March 1, 1999 to April 30, 1999.


                                   PROPOSAL 2
                                 2:1 STOCK SPLIT

To ratify the following transaction:
     A two for one forward split of the Company's Common Stock, effective November 30, 1999, authorizing an increase in the total shares outstanding to 9 million.

Vote Required

     A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the Record Date must be present or represented by proxy for the transaction of business at the Annual Meeting. Each share may vote once either yes or no. Votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but have no other effect under Nevada law in the election of officers/directors.



          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


OPTIONS OR WARRANTS GRANTED IN LAST FISCAL YEAR
     None to Officers and Directors, except as detailed above in the Summary Compensation Table.

AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL  YEAR AND FISCAL  YEAR END OPTION
VALUES
     No options were exercised by any of the executive officers during the year ended April 30, 1999 or in the period through October 31, 1999. The value of the options held as of October 31, 1999 are set forth in the following table:




                        VALUE OF UNEXERCISED STOCK OPTIONS AT END OF YEAR

                  Number of Securities
                 Underlying Unexercised        Value of               Value of           Expiration
                       Options at         Unexercised Options    Unexercised Options         of
                     Fiscal Year End      at Fiscal Year End   at October 31, 1999 ($)     Option
                     ---------------      ------------------   -----------------------     ------
Name
Michael Roth             100,000               $450,000                  $0             July 6, 2004
E. G. Marchi             100,000               $450,000                  $0             July 6, 2004
Theodore Bohrer           75,000               $337,500                  $0             July 6, 2004
Jean Oliver               50,000               $225,000                  $0             July 6, 2004

Notes:
     None of these Options are exercisable as of Fiscal Year End 1999.
     The last stock trade made as of Fiscal Year End was at $6.00.
     The last stock trade made as of October 31, 1999 was at $1.375.
     The strike price on all options is $1.50.



Employment Contracts and Change of Control Arrangements

     The Company has  employment  contracts  with all  Officers  and  Directors:
Michael Roth, President and Director; Theodore Bohrer, Vice President; Jean Oliver, Secretary/Treasurer. These contracts have a one year term and are renewable. In addition to the compensation specified above each contract specifies a payment of $5,000 in the event of involuntary termination. The full and complete contract is published as part of the Company's current 10K filing on the Security and Exchange Commission's EDGAR database.

     As detailed above, the Company has granted stock options to several key employees. Each option represents the right to purchase one share of common stock. All options vest one year from date of employment.

     There is no change of control provision affecting these options. In the event of a sale of all or substantially all of our assets or a merger with or into another corporation there is no impact on these options.

     In addition to the options granted on signing of the employment contract, each contract gives the employee the right to defer up to one third of their salary. Deferred salary can be converted to stock at the rate of $1 per share. Deferred salary can be converted to stock based on written notice within seven days of the end of each quarter.

     No specific amount of stock has been reserved for employee options.


Certain Transactions with Management

None






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


                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

     Only stockholders of record at the close of business on November 15, 1999 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even though he or she has returned a Proxy.

                                                 Jean Oliver
                                                 Secretary

Irvine, California
November 16, 1999

















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